                   STATEMENT OF INCORPORATION WITH RESPECT TO
                                CINERGY EESTI OU

1.   Cinergy Eesti OU - hereinafter referred to as: the "Company" - is a private company with limited  liability,  organised  under the laws of the Estonia, having its  registered  office at Tallinn,  the  Republic  of Estonia,  and having its offices at Dunkri 7, Tallinn 10123, the Republic of Estonia, and
     being  registered in the  Commercial  Register under number  10713304;  the
     Company has been registered at the Commercial Register on December 5, 2000;

2.   according to the registration of the  aforementioned  Commercial  Register, the articles of  association  of the Company  have not been  amended  since foundation;

3.   according to article 1.3 of the English  translation of the recent articles of association of the Company, the objects of the Company are:

          holding,  management,  acquisition and disposal of investments and the provision  of  services  in respect of the same,  except the  services which require activity license.

          The company may enter into all  transactions  that are either directly or indirectly  necessary for the  attainment of its goal.  The company may,  inter alia,  acquire  companies  of the same or similar  type or participate in them in any form whatsoever.  The company may establish structural units both in Estonia and abroad.

4.   according to the  registration  of the Commercial  Register,  the following natural persons are the members of the board of directors of the Company:
          -    Philippa Helen Broughton,  place of residence: 23 Tythebarn Lane,
               Dickens Health,  Solihull, West Midlands B90 1RN, United Kingdom,
               date of birth 18.04.1972, of British nationality;
          -    Martin  Simovart,  place  of  residence:   Tallinn,  Republic  of
               Estonia, date of birth 08.12.1970, of Estonian nationality.

          Correct as at April 16, 2001

          Martin Simovart
          Law Office of Lepik & Luhaaar